FOR IMMEDIATE RELEASE

                TWO MOONS KACHINAS, INC. ANNOUNCES NAME CHANGE


     January 3, 2005. Two Moons Kachinas, Inc. (OTC Bulletin Board: TWMK) announced today that effective December 30, 2004, it changed its name to A.C.T. Holdings, Inc.

     The Company will be applying for a new Cusip Number and a new symbol for trading on the OTC Bulletin Board.


     This press release contains forward-looking statements subject to all the risks and uncertainties within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to release publicly any revisions, which may be made to reflect events or circumstances after the date hereof.

Contact:  David C. Merrell, President
          801-942-0555